Exhibit 10.3

                        AMENDMENT TO EMPLOYMENT AGREEMENT

         THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment") is dated as of March 20, 2006, between Money Centers of America, Inc., a Delaware corporation (the "Company"), and Christopher M. Wolfington (the "Executive").

                                   BACKGROUND:

         A. The Company and the Executive are parties to an Employment Agreement, dated as of January 2, 2004 (the "Agreement").

         B. The Company and the Executive have entered into this Amendment to set forth certain modifications to the Agreement.

         NOW THEREFORE, in consideration of the mutual benefits inuring to the company and the Executive and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Company and the Executive hereby agree as follows:

1. Section 6.2 of the Agreement is hereby amended and restated to read in full as follows:

         Guaranteed Bonus. The Executive shall be entitled to receive an annual cash bonus (the "Guaranteed Bonus") in an amount equal to 50% of his Base Salary for each calendar year (or portion thereof) during the term hereof; provided that for the calendar year 2005 the Guaranteed Bonus shall be 12.5% of his Base Salary, or $43,750. The Guaranteed Bonus shall be payable on or before January 15 of each year with respect to the year (or portion thereof) ended the prior December 31. No termination of this Agreement shall terminate the Executive's right to receive a fraction of the Guaranteed Bonus, the numerator of which is the number of full months or portion thereof in the calendar year in which this Agreement is terminated during which this Agreement remained in force and the denominator of which is 12.

2. Except as modified by this Amendment, all terms set forth in the Agreement remain unchanged and in full force and effect. This Amendment and the Agreement are intended to be complementary of one another. In the event of any inconsistency between the terms of this Amendment and the Agreement, the terms of this Amendment shall control.

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to
Employment Agreement to be executed as a sealed instrument as of the date first above written.

                                             MONEY CENTERS OF AMERICA, INC.


                                             By: /s/ Jason P. Walsh
                                                 -------------------------------
                                                 Jason P. Walsh, CFO


                                                 /s/ Christopher M. Wolfington
                                                 -------------------------------
                                                 Christopher M. Wolfington